EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the First Quarter Ended December 31, 2025 and Updates Dividend Strategy Going Forward

MIAMI, Feb. 09, 2026 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NYSE: PNNT) (the "Company") announced today financial results for the first quarter ended December 31, 2025.

HIGHLIGHTS
Quarter ended December 31, 2025 (unaudited)
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,218.5
Net assets	$457.2
Net asset value per share	$7.00
Quarterly change in net asset value per share	(1.5)%

Credit Facility	$295.5
2026 Notes, net of unamortized deferred financing costs	$149.7
2026-2 Notes, net of unamortized deferred financing costs	$164.1
Regulatory debt to equity	1.34	x
Weighted average yield on debt investments	10.9%

Operating Results:
Net investment income	$7.0
Net investment income per share	$0.11
Core net investment income per share (2)	$0.14
Distributions declared per share	$0.24

Portfolio Activity:
Purchases of investments (3)	$115.1
Sales and repayments of investments (3)	$273.2

PSLF Portfolio data:
PSLF investment portfolio	$1,357.3
Purchases of investments	$129.5
Sales and repayments of investments	$25.3

  Includes investments in PennantPark Senior Loan Fund, LLC ("PSLF"), an unconsolidated joint venture, totaling $200.1 million, at fair value.
  Core net investment income ("Core NII") is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended December 31, 2025, Core NII excluded: i) $3.9 million of debt issuance costs, and ii) $1.9 million of incentive fee expense offset..
  Excludes U.S. Government Securities.

CONFERENCE CALL AT 12:00 P.M. EST ON FEBRUARY 10, 2026

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will also host a conference call at 12:00 p.m. (Eastern Time) on Tuesday, February 10, 2026 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 330-6710 approximately 5-10 minutes prior to the call. International callers should dial (646) 769-9200. All callers should reference conference ID #5373585 or PennantPark Investment Corporation. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

ADJUSTED DIVIDEND STRUCTURE

Beginning with the dividend payable in April, the total monthly dividend will remain at $0.08 per share but will be comprised of a $0.04 per share monthly base dividend and $0.04 per share monthly supplemental dividend. The base dividend is expected to be fully supported by current core net investment income and the supplemental dividend will be supported by our undistributed spillover income. We anticipate maintaining the supplemental dividend payment through December 2026.

PORTFOLIO AND INVESTMENT ACTIVITY

“The realization of our equity investment in JF Intermediate, LLC for $67.5 million was a meaningful milestone in PNNT’s ongoing equity rotation strategy,” said Art Penn, Chairman and CEO.  “We are pleased with the recent upsize of our Credit Facility which included amending the terms to have lower pricing which will benefit our shareholders.”

As of December 31, 2025, our portfolio totaled $1,218.5 million and consisted of $487.9 million or 40% of first lien secured debt, $209.5 million or 17% of U.S. Government Securities, $18.2 million or 2% of second lien secured debt, $205.7 million or 17% of subordinated debt (including $140.3 million or 12% in PSLF) and $297.2 million or 24% of preferred and common equity (including $59.8 million or 5% in PSLF). Our interest bearing debt portfolio consisted of 89% variable-rate investments and 11% fixed-rate investments. As of December 31, 2025, we had four portfolio companies on non-accrual, representing 2.2% and 1.1% percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation (depreciation) of $(6.7) million as of December 31, 2025. Our overall portfolio consisted of 158 companies with an average investment size of $6.4 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 10.9%.

As of September 30, 2025, our portfolio totaled $1,287.3 million and consisted of $582.4 million or 45% of first lien secured debt, $124.8 million or 10% of U.S. Government Securities, $18.2 million or 1% of second lien secured debt, $201.2 million or 16% of subordinated debt (including $140.3 million or 11% in PSLF) and $360.7 million or 28% of preferred and common equity (including $67.5 million or 5% in PSLF). Our interest bearing debt portfolio consisted of 91% variable-rate investments and 9% fixed-rate investments. As of September 30, 2025, we had four portfolio companies on non-accrual, representing 1.3% and 0.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $50.4 million as of September 30, 2025. Our overall portfolio consisted of 166 companies with an average investment size of $7.0 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 11.0%.

For the three months ended December 31, 2025, we invested $115.1 million in three new and 51 existing portfolio companies at a weighted average yield on debt investments of 9.7%. For the three months ended December 31, 2025, sales and repayments of investments totaled $273.2 million including $128.9 million of sales to PSLF. The investments, sales and repayments noted above exclude all purchases and sales of U.S. Government Securities.

For the three months ended December 31, 2024, we invested $295.7 million in 12 new and 61 existing portfolio companies at a weighted average yield on debt investments of 10.6%. For the three months ended December 31, 2024, sales and repayments of investments totaled $353.7 million including $286.6 million of sales to PSLF. The investments, sales and repayments noted above exclude all purchases and sales of U.S. Government Securities.

PennantPark Senior Loan Fund, LLC

As of December 31, 2025, PSLF’s portfolio totaled $1,357.3 million, consisted of 118 companies with an average investment size of $11.5 million and had a weighted average yield interest bearing debt investments of 9.6%.

As of September 30, 2025, PSLF’s portfolio totaled $1,265.9 million, consisted of 109 companies with an average investment size of $11.6 million and had a weighted average yield interest bearing debt investments of 10.1%.

For the three months ended December 31, 2025, PSLF invested $129.5 million, including $128.9 million purchased from the Company, in 11 new and 12 existing portfolio companies at weighted average yield interest bearing debt investments of 9.2%. PSLF’s sales and repayments of investments for the same period totaled $25.3 million.

For the three months ended December 2024, PSLF invested $353.8 million, including $286.6 million purchased from the Company, in 15 new and 43 existing portfolio companies at weighted average yield on interest bearing debt investments of 10.5%. PSLF’s sales and repayments of investments for the same period totaled $109.1 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2025 and 2024.

Investment Income

For the three months ended December 31, 2025, investment income was $27.3 million, which was attributable to $20.3 million from first lien secured debt, $0.4 million from second lien secured debt, $1.9 million from subordinated debt and $4.7 million from other investments, respectively. For the three months ended December 31, 2024, investment income was $34.2 million, which was attributable to $25.2 million from first lien secured debt, $2.0 million from second lien secured debt, $1.1 million from subordinated debt and $5.9 million from other investments, respectively. The decrease in investment income for three months ended December 31, 2025, was primarily due to a decrease in our total portfolio size and a decrease in our weighted average yield on debt investments.

Expenses

For the three months ended December 31, 2025, expenses totaled $20.3 million and were comprised of $14.4 million of debt related interest and expenses, $3.9 million of base management fees, $1.3 million of general and administrative expenses and $0.7 million of provision for excise taxes, respectively. For the three months ended December 31, 2024, expenses totaled $21.2 million and were comprised of $11.7 million of debt-related interest and expenses, $4.3 million of base management fees, $2.8 million of incentive fees, $1.7 million of general and administrative expenses and $0.7 million of provision for excise taxes, respectively. The decrease in expenses for the three months ended December 31, 2025, was primarily due to a decrease in incentive fees offset by one-time credit facility amendment costs.

Net Investment Income

For the three months ended December 31, 2025, net investment income totaled $7.0 million, or $0.11 per share, respectively. For the three months ended December 31, 2024, net investment income totaled $13.0 million, or $0.20 per share, respectively. The decrease in net investment income was primarily due to a decrease in investment income and partially offset by a decrease in expenses.

Net Realized Gains or Losses

For the three months ended December 31, 2025 and 2024, net realized gains (losses) totaled $59.0 million and $(2.6) million, respectively. The change in realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three months ended December 31, 2025 and 2024, we reported net change in unrealized appreciation (depreciation) on investments $(57.1) million and $2.4 million, respectively. As of December 31, 2025 and September 30, 2025, our net unrealized appreciation (depreciation) on investments totaled $(6.7) million and $50.4 million, respectively. The net change in unrealized depreciation on our investments was primarily due to changes in the capital market conditions of our investments and the values at which they were realized.

For the three months ended December 31, 2025 and 2024, the Truist Credit Facility had a net change in unrealized appreciation (depreciation) of less than $0.1 million and $3.3 million, respectively. As of December 31, 2025 and September 30, 2025, the net unrealized appreciation (depreciation) on the Truist Credit Facility totaled $1.0 million and $1.0 million, respectively. The net change in unrealized appreciation (depreciation) compared to the same periods in the prior period was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three months ended December 31, 2025 and 2024, net increase (decrease) in net assets resulting from operations totaled $9.0 million and $16.1 million or $0.14 per share and $0.25 per share, respectively. The decrease from net operations for the three months ended December 31, 2025, was primarily due to operating performance of our portfolio and changes in capital market conditions of our investments along with change in size and cost yield of our debt portfolio and cost of financing.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of interest expense, fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

In December 2025, we increased the size of the Truist Credit Facility from $500 million to $535 million, extended the maturity to 2030, and reduced pricing from SOFR plus 235 bps to SOFR plus 210 bps.

As of December 31, 2025 and September 30, 2025, we had $296.5 million and $426.5 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 5.8% and 6.5%, respectively, exclusive of the fee on undrawn commitments. As of December 31, 2025 and September 30, 2025, we had $238.5 million and $73.5 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of December 31, 2025 and September 30, 2025, we had cash and cash equivalents of $45.9 million and $51.8 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to allow us to effectively operate our business.

For the three months ended December 31, 2025, our operating activities provided cash of $134.5 million and our financing activities used cash of $140.4 million. Our operating activities provided cash primarily due to our investment activities and our financing activities used cash primarily for repayments of our credit facility and distributions paid to stockholders.

For the three months ended December 31, 2024, our operating activities provided cash of $18.7 million and our financing activities used cash of $12.7 million. Our operating activities provided cash primarily due to our investment activities and our financing activities used cash primarily for distributions paid to stockholders.

DISTRIBUTIONS

During the three months ended December 31, 2025, we declared distributions of $0.24 per share, for total distributions of $15.7 million. During the three months ended December 31, 2024, we declared distributions of $0.24 per share, for total distribution of $15.7 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

RECENT DEVELOPMENTS

On January 30, 2026, the Company issued $75.0 million in aggregate principal amount of 7.0% Senior Unsecured Notes due February 1, 2029.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share data)

	December 31, 2025
	(unaudited)	September 30, 2025
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost—$846,496 and $853,416, respectively)	$852,085	$857,415
Non-controlled, affiliated investments (amortized cost—$36,561 and $36,561, respectively)	1,751	4,891
Controlled, affiliated investments (amortized cost—$342,149 and $346,911, respectively)	364,638	424,967
Total investments (amortized cost—$1,225,206 and $1,236,888, respectively)	1,218,474	1,287,273
Cash equivalents (cost—$17,660 and $30,711, respectively)	17,660	30,711
Cash (cost—$28,091 and $21,028, respectively)	28,200	21,072
Interest receivable	5,182	5,261
Receivable for investments sold	18,915	—
Distribution receivable	4,645	4,694
Due from affiliates	81	168
Prepaid expenses and other assets	360	375
Total assets	1,293,517	1,349,554
Liabilities
Truist Credit Facility payable, at fair value (cost—$296,456 and $426,456, respectively)	295,464	425,477
2026 Notes payable (par— $150,000, unamortized deferred financing cost of $302 and $527, respectively)	149,698	149,473
2026 Notes-2 payable (par— $165,000, unamortized deferred financing cost of $853 and $1,067, respectively)	164,147	163,933
Payable for investment purchased	209,555	130,007
Interest payable on debt	2,986	6,281
Distributions payable	5,224	—
Accounts payable and accrued expenses	5,294	4,342
Base management fee payable	3,915	4,005
Incentive fee payable	—	2,086
Total liabilities	836,283	885,604
Commitments and contingencies
Net assets
Common stock, 65,296,094 and 65,296,094 shares issued and outstanding, respectively
Par value $0.001 per share and 200,000,000 shares authorized	65	65
Paid-in capital in excess of par value	740,506	740,506
Accumulated deficit	(283,337)	(276,621)
Total net assets	$457,234	$463,950
Total liabilities and net assets	$1,293,517	$1,349,554
Net asset value per share	$7.00	$7.11

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended December 31,
	2025	2024
Investment income:
From non-controlled, non-affiliated investments:
Interest	$13,939	$18,767
Payment-in-kind	2,324	1,421
Dividend income	234	508
Other income	301	582
From controlled, affiliated investments:
Interest	6,271	7,255
Payment-in-kind	—	823
Dividend income	4,184	4,851
Total investment income	27,253	34,207
Expenses:
Base management fee	3,915	4,268
Incentive fee	—	2,756
Interest and expenses on debt	10,501	11,741
Administrative services expenses	450	500
General and administrative expenses	850	1,250
Expenses before provision for taxes and financing costs	15,716	20,515
Provision for taxes on net investment income	660	700
Credit facility amendment and debt issuance costs	3,885	—
Total expenses	20,261	21,215
Net investment income	6,992	12,992
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments and debt:
Non-controlled, non-affiliated investments	(3,860)	(2,560)
Non-controlled and controlled, affiliated investments	62,875	—
Provision for taxes on realized gain on investments	(13)	—
Net realized gain (loss) on investments and debt	59,002	(2,560)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	1,653	(4,777)
Non-controlled and controlled, affiliated investments	(58,705)	7,138
Provision for taxes on unrealized appreciation (depreciation) on investments	—	(37)
Debt appreciation (depreciation)	13	3,328
Net change in unrealized appreciation (depreciation) on investments and debt	(57,039)	5,652
Net realized and unrealized gain (loss) from investments and debt	1,963	3,092
Net increase (decrease) in net assets resulting from operations	$8,955	$16,084
Net increase (decrease) in net assets resulting from operations per common share	$0.14	$0.25
Net investment income per common share	$0.11	$0.20

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which primarily invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC, a leading middle market credit platform, and its affiliates, manage approximately $10 billion of investable capital, including available leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, Amsterdam, and Zurich. For more information about PennantPark and affiliates, please go to our website at www.pennantpark.com.

FORWARD-LOOKING STATEMENTS AND OTHER

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

Contact:	Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com